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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Lynch, Terrence R. Curtin and Robert A. Scott his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 and any and all amendments thereto, including post-effective amendments, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of June 23, 2008.

Signature	Title

/s/ THOMAS J. LYNCH Thomas J. Lynch	Chief Executive Officer and Director and Authorized Representative in the United States (Principal Executive Officer)
/s/ TERRENCE R. CURTIN Terrence R. Curtin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT J. OTT Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)
/s/ PIERRE R. BRONDEAU Pierre R. Brondeau	Director
/s/ RAM CHARAN Ram Charan	Director
/s/ JUERGEN W. GROMER Juergen W. Gromer	Director
/s/ ROBERT M. HERNANDEZ Robert M. Hernandez	Director
/s/ DANIEL J. PHELAN Daniel J. Phelan	Director
/s/ FREDERIC M. POSES Frederic M. Poses	Director, Chairman of the Board

/s/ LAWRENCE S. SMITH Lawrence S. Smith	Director
/s/ PAULA A. SNEED Paula A. Sneed	Director
/s/ DAVID P. STEINER David P. Steiner	Director
/s/ SANDRA S. WIJNBERG Sandra S. Wijnberg	Director

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  Exhibit 24.1
POWER OF ATTORNEY